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                                                                  EXHIBIT 99.2


                                      JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Statement on Schedule 13D (including all amendments thereto) with respect to the Class A Common Stock, par value $.001 per share, of Magna-Lab Inc., a New York corporation.

     This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.


Dated: December 12, 1997


                                  /s/ Colman Abbe
                                  -----------------------------
                                       Colman Abbe




                                  /s/ Richard Abbe
                                  -----------------------------
                                       Richard Abbe




                                  /s/ Leo Abbe
                                  -----------------------------
                                       Leo Abbe




                                  /s/ Jeffrey Berman
                                  -----------------------------
                                       Jeffrey Berman